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                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                                                      Three Months Ended                 Nine Months Ended
                                                          September 30,                      September 30,
                                                     1998              1997             1998              1997

                                                     -----             -----            -----             -----
                                                                 (in thousands, except per share data)
BASIC

NET INCOME (LOSS)                                       $203             ($424)             $167         ($1,600)
/ WEIGHTED AVERAGE SHARES                              1,682             1,391             1,489           1,391

---------------------------                            -----            ------             -----          ------
BASIC EARNINGS (LOSS)
   PER SHARE                                           $0.12            ($0.30)            $0.11          ($1.15)
===========================                            =====             =====             =====           =====


DILUTED

NET INCOME (LOSS)                                       $203             ($424)             $167         ($1,600)
/ WEIGHTED AVERAGE SHARES                              1,692             1,391             1,501           1,391

---------------------------                            -----             -----            ------           -----
DILUTED EARNINGS (LOSS)
   PER SHARE                                           $0.12            ($0.30)            $0.11          ($1.15)
===========================                            =====             =====             =====           =====




Notes:
   - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividends in 1998 and 1997.

   - Where applicable, diluted share computations include the effects of outstanding stock options.


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